SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                       SHARES PURCHASED   AVERAGE
                        DATE              SOLD(-)         PRICE(2)
 COMMON STOCK-INGLES MARKETS, INC.
          GAMCO INVESTORS, INC.
                       8/09/05           10,000-           14.9061
                       8/01/05            4,500-           15.9058
                       7/27/05            1,500-           15.2477
                       7/15/05            3,000-           14.8000
                       7/14/05            2,000-           14.7961
                       6/21/05            1,600-           13.0279
          GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                       7/25/05           10,000-           15.2550

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.